77E  Legal Proceedings

Various civil actions have been filed against the Registrant in regard to market timing allegations. As of April 22, 2004, we have received the following complaints:

(1.) George Slaybe et al, Plaintiffs, v. Columbia Management Advisors, Inc., Defendant United States District Court District of Massachusetts
      Case # 04 10534 PBS
      Complaint Allegation:  Market Timing

(2.) Edward I. Segel and Iris Segel derivatively on behalf of Columbia Acorn Fund, Columbia Acorn Trust and the Columbia Funds, Plaintiffs, v. FleetBoston Financial Corporation, Fleet National Bank, Columbia Management Group, Inc., Columbia Funds Services, Inc., Columbia Wanger Asset Management, Columbia Management Advisors, Inc., Columbia Funds Distributor, Inc., John Does 1-4, Margaret Eisen, Leo Guthart, Jerome Kahn, Jr., Steven N. Kaplan, David C. Kleinman, Allan B. Muchin, John A. Wing, Charles P. McQuaid, Ralph Wanger, Ilytat, L.P., Ritchie Capital Management, Inc., Edward J. Stern, Canary Capital Partners LLC, Canary Capital Partners, LTD., Canary Investment Management, LLC, Daniel Calugar, Sal Giacalone, D.R. Loeser, Signalert Corporation, Alan Waldbaum, and Tandem Financial Services, Defendants, and Columbia Acorn Fund, Columbia Acorn Trust, and the Columbia Funds

      United States District Court
      District of Massachusetts
      Case # 04-10567MEL
      Complaint Allegation: Market Timing

(3.) Catherine Dukes, Individually and On Behalf of All Others Similarly Situated v. Columbia Funds, FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management, L.P., Columbia
Funds Distributor, Inc., and John Does 1-100

      United States District Court
      District of Massachusetts
      Case # 04-10315-PBS
      Complaint Allegation: Market Timing

(4.) AB Medical Equipment Corp., Individually and On Behalf of All Others Similarly Situated, Plaintiff, v. FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management L.P., Columbia Funds Distributor, Inc. and Columbia Funds

      United States District Court
      District of Massachusetts
      Case # 04-10355PBS

(5.) Karen M. McKenna, Individually and on Behalf of All Others Similarly Situated, Plaintiff, v. Columbia Funds, Columbia Acorn Trust, FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management, L.P., Columbia Funds Distributor, Inc. and John Does 1-100, Defendants

      United States District Court
      Southern District of New York
      Case # 04 CV 1576

Complaint Allegation:  Market Timing

(6.) Lawrence S. Wick, as custodian for Ryan S. Wick, Andrew T. Wick, and Hayley
L. Wick, and Ryan S. Wick, Andrew T. Wick, and Hayley L. Wick individually and on behalf of others similarly situated, Plaintiffs, v. FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management, L.P., Columbia Funds Distributor, Inc., Columbia Funds

      United States District Court
      District of Massachusetts
      Case # 04-10408HEL

Complaint Allegation:  Market Timing

(7.) Steven B. Ehrlich, Custodian for Cory Ryan Ehrlich UTMA/Florida, Individually and On Behalf of All Others Similarly Situated v. Columbia Funds, FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management, L.P., Columbia Funds Distributor, Inc., and John Does 1-100

      United States District Court
      District of Massachusetts
      Case # 04 10405 PBS

Complaint Allegation:  Market Timing

(8.) R.L. Simmonds and Jean Simmonds, on behalf of Themselves and on behalf of All Others Similarly Situated v. Columbia Funds, Columbia Management Advisors, Inc., Columbia Funds Distributor, Inc., Columbia Management Group, Inc., FleetBoston Financial Corporation, Columbia Wanger Asset Management, L.P.,

      United States District Court
      Southern District of New York
      Case # 04 CV 01879

Complaint Allegation:  Market Timing

77Q1 Exhibits

                            ADMINISTRATIVE AGREEMENT
                                     BETWEEN
                           COLUMBIA FLOATING RATE FUND
                                       AND
                       COLUMBIA MANAGEMENT ADVISORS, INC.

         COLUMBIA FLOATING RATE FUND, a Massachusetts business trust registered under the Securities Act of 1933 ("1933 Act") and the Investment Company Act of 1940 ("1940 Act") (the "Fund"), hereby appoints COLUMBIA MANAGEMENT ADVISORS, INC., an Oregon corporation ("Administrator"), to furnish certain administrative services with respect to the Fund.

         The Fund and Administrator hereby agree that:

1. Administrative Services. Subject to the terms of this Agreement and the supervision and control of the Fund's Board of Trustees ("Trustees"), Administrator shall provide the following services with respect to the Fund:

(a) Preparation and maintenance of the Fund's registration statement with the Securities and Exchange Commission ("SEC");

(b) Preparation and periodic updating of the prospectus and statement of additional information for the Fund ("Prospectus");

(c) Preparation, filing with appropriate regulatory authorities, and dissemination of various reports for the Fund, including but not limited to semiannual reports to shareholders under
                  Section 30(d) of the 1940 Act, annual and semiannual reports on Form N-SAR, and notices pursuant to Rule 24f-2;

(d) Arrangement for all meetings of shareholders, including the collection of all information required for preparation of proxy statements, the preparation and filing with appropriate regulatory agencies of such proxy statements, the supervision of solicitation of shareholders and shareholder nominees in connection therewith, tabulation (or supervision of the tabulation) of votes, response to all inquiries regarding such meetings from shareholders, the public and the media, and preparation and retention of all minutes and all other records required to be kept in connection with such meetings;

(e) Maintenance and retention of all Fund charter documents and the filing of all documents required to maintain the Fund's status as a Massachusetts business trust and as a registered open-end investment company;

(f) Arrangement and preparation and dissemination of all materials for meetings of the Board of Trustees and committees thereof and preparation and retention of all minutes and other records thereof;

(g) Preparation and filing of the Fund's federal, state, and local income tax returns and calculation of any tax required to be paid in connection therewith;

(h) Calculation of all Fund expenses and arrangement for the payment thereof;

(i) Calculation of and arrangement for payment of all income, capital gain, and other distributions to shareholders of the Fund;

(j) Determination, after consultation with the officers of the Fund, of the jurisdictions in which shares of beneficial interest of the Fund ("Shares") shall be registered or qualified for sale, or may be sold pursuant to an exemption from such registration or qualification, and preparation and maintenance of the registration or qualification of the Shares for sale under the securities laws of each such jurisdiction;

(k) Provision of the services of persons who may be appointed as officers of the Fund by the Board of Trustees (it is agreed that some person or persons may be officers of both the Fund and the Administrator, and that the existence of any such dual interest shall not affect the validity of this Agreement except as otherwise provided by specific provision of applicable law);

(l) Preparation and, subject to approval of the Fund's Chief Financial Officer, dissemination of the Fund's quarterly financial information to the Board of Trustees and preparation of such other reports relating to the business and affairs of the Fund as the officers and Board of Trustees may from time to time reasonably request;

(m) Administration of the Fund's Code of Ethics and periodic reporting to the Board of Trustees of Trustee and officer compliance therewith;

(n) Provision of internal legal, accounting, compliance, audit, and risk management services and periodic reporting to the Board of Trustees with respect to such services;

(o) Negotiation, administration, and oversight of third party services to the Fund including, but not limited to, custody, tax, transfer agency, disaster recovery, audit, and legal services;

(p) Negotiation and arrangement for insurance desired or required of the Fund and administering all claims thereunder;

(q) Response to all inquiries by regulatory agencies, the press, and the general public concerning the business and affairs of the Fund, including the oversight of all periodic inspections of the operations of the Fund and its agents by regulatory authorities and responses to subpoenas and tax levies;

(r) Handling and resolution of any complaints registered with the Fund by shareholders, regulatory authorities, and the general public;

(s) Monitoring legal, tax, regulatory, and industry developments related to the business affairs of the Fund and communicating such developments to the officers and Board of Trustees as they may reasonably request or as the Administrator believes appropriate;

(t) Administration of operating policies of the Fund and recommendation to the officers and the Board of Trustees of the Fund of modifications to such policies to facilitate the protection of shareholders or market competitiveness of the Fund and to the extent necessary to comply with new legal or regulatory requirements;

(u) Responding to surveys conducted by third parties and reporting of Fund performance and other portfolio information; and

(v) Filing of claims, class actions involving portfolio securities, and handling administrative matters in connection with the litigation or settlement of such claims.

2. Use of Affiliated Companies and Subcontractors. In connection with the services to be provided by Administrator under this Agreement, Administrator may, to the extent it deems appropriate, and subject to compliance with the requirements of applicable laws and regulations and upon receipt of approval of the Trustees, make use of (i) its affiliated companies and their directors, trustees, officers, and employees and (ii) subcontractors selected by Administrator, provided that Administrator shall supervise and remain fully responsible for the services of all such third parties in accordance with and to the extent provided by this Agreement. All costs and expenses associated with services provided by any such third parties shall be borne by Administrator or such parties.

3. Instructions, Opinions of Counsel, and Signatures. At any time Administrator may apply to a duly authorized agent of the Fund for instructions regarding the Fund, and may consult counsel for the Fund or its own counsel, in respect of any matter arising in connection with this Agreement, and it shall not be liable for any action taken or omitted by it in good faith in accordance with such instructions or with the advice or opinion of such counsel. Administrator shall be protected in acting upon any such instruction, advice, or opinion and upon any other paper or document delivered by the Fund or such counsel believed by Administrator to be genuine and to have been signed by the proper person or persons and shall not be held to have notice of any change of authority of any officer or agent of the Fund, until receipt of written notice thereof from the Fund.

4. Expenses Borne by Fund. Except to the extent expressly assumed by Administrator herein or under a separate agreement between the Fund and Administrator and except to the extent required by law to be paid by Administrator, the Fund shall pay all costs and expenses incidental to its organization, operations and business. Without limitation, such costs and expenses shall include but not be limited to:

(a) All charges of depositories, custodians and other agencies for the safekeeping and servicing of its cash, securities, and other property;

(b) All charges for equipment or services used for obtaining price quotations or for communication between Administrator or the Fund and the custodian, transfer agent or any other agent selected by the Fund;

(c) All charges for investment advisory, portfolio management, and accounting services provided to the Fund by the Administrator, or any other provider of such services;

(d) All charges for services of the Fund's independent auditors and for services to the Fund by legal counsel;

(e) All compensation of Trustees, other than those affiliated with Administrator, all expenses incurred in connection with their services to the Fund, and all expenses of meetings of the Trustees or committees thereof;

(f) All expenses incidental to holding meetings of shareholders, including printing and of supplying each record-date shareholder with notice and proxy solicitation material, and all other proxy solicitation expenses;

(g) All expenses of printing of annual or more frequent revisions of the Fund's prospectus(es) and of supplying each then-existing shareholder with a copy of a revised prospectus;

(h) All expenses related to preparing and transmitting certificates representing the Fund's shares;

(i) All expenses of bond and insurance coverage required by law or deemed advisable by the Board of Trustees;

(j) All brokers' commissions and other normal charges incident to the purchase, sale, or lending of Fund securities;

(k) All taxes and governmental fees payable to federal, state or other governmental agencies, domestic or foreign, including all stamp or other transfer taxes;

(l) All expenses of registering and maintaining the registration of the Fund under the 1940 Act and, to the extent no exemption is available, expenses of registering the Fund's shares under the 1933 Act, of qualifying and maintaining qualification of the Fund's shares for sale under securities laws of various states or other jurisdictions and of registration and qualification of the Fund under all other laws applicable to the Fund or its business activities;

(m)               All interest on indebtedness, if any, incurred by the Fund;
                  and

(n) All fees, dues and other expenses incurred by the Fund in connection with membership of the Fund in any trade association or other investment company organization.

5. Allocation of Expenses Borne by the Fund. Any expenses borne by the Fund that are attributable solely to the organization, operation or business of the Fund shall be paid solely out of Fund assets.

6. Expenses Borne by Administrator. Administrator at its own expense shall furnish all executive and other personnel, office space, and office facilities required to render the services set forth in this Agreement. However, Administrator shall not be required to pay or provide any credit for services provided by the Fund's custodian or other agents without additional cost to the Fund.

         In the event that Administrator pays or assumes any expenses of the Fund not required to be paid or assumed by Administrator under this Agreement, Administrator shall not be obligated hereby to pay or assume the same or similar expense in the future; provided that nothing contained herein shall be deemed to relieve Administrator of any obligation to the Fund under any separate agreement or arrangement between the parties.

7. Administration Fee. For the services rendered, facilities provided, and charges assumed and paid by Administrator hereunder, the Fund shall pay to Administrator out of the assets of the Fund fees at the annual rate of 0.20%. The administrative fee shall accrue on each calendar day, and shall be payable monthly on the first business day of the next succeeding calendar month. The daily fee accrual shall be computed by multiplying the fraction of one divided by the number of days in the calendar year by the applicable annual rate of fee, and multiplying this product by the net assets of the Fund, determined in the manner established by the Board of Trustees, as of the close of business on the last preceding business day on which the Fund's net asset value was determined.

8. State Expense Limitation. If for any fiscal year, the Fund's aggregate operating expenses ("Aggregate Operating Expenses") exceed the applicable percentage expense limit imposed under the securities law and regulations of any state in which Shares of the Fund are qualified for sale (the "State Expense Limit"), the Administrator shall pay the Fund the amount of such excess. For purposes of this State Expense Limit, Aggregate Operating Expenses shall (a) include (i) any fees or expense reimbursements payable to Administrator pursuant to this Agreement, and (ii) to the extent the Fund invests all or a portion of its assets in another investment company registered under the 1940 Act, the pro rata portion of that company's operating expenses allocated to the Fund, and
(iii) any compensation payable to Administrator pursuant to any separate agreement relating to the Fund's investment operations and portfolio management and (iv) other expenses incurred in the ordinary course of business, but (b) exclude any interest, taxes, brokerage commissions, and other normal charges incident to the purchase, sale or loan of securities, commodity interests or other investments held by the Fund, litigation and indemnification expense, and other extraordinary expenses not incurred in the ordinary course of business. Except as otherwise agreed to by the parties or unless otherwise required by the law or regulation of any state, any reimbursement by Administrator to the Fund under this section shall not exceed the administrative fee payable to Administrator by the Fund under this Agreement.

         Any payment to the Fund by Administrator hereunder shall be made monthly, by annualizing the Aggregate Operating Expenses for each month as of the last day of the month. An adjustment for payments made during any fiscal year of the Fund shall be made on or before the last day of the first month following such fiscal year of the Fund if the Annual Operating Expenses for such fiscal year (i) do not exceed the State Expense Limitation or (ii) for such fiscal year there is no applicable State Expense Limit.

9. Non-Exclusivity. The services of Administrator to the Fund hereunder are not to be deemed exclusive and Administrator shall be free to render similar services to others.

10. Standard of Care. Neither Administrator, nor any of its directors, officers or stockholders, agents or employees shall be liable to the Fund or its shareholders for any action taken or thing done by it or its subcontractors or agents on behalf of the Fund in carrying out the terms and provisions of this Agreement if done in good faith and without negligence or misconduct on the part of Administrator, its subcontractors, or agents.

11. Indemnification. The Fund shall indemnify and hold Administrator and its controlling persons, if any, harmless from any and all claims, actions, suits, losses, costs, damages, and expenses, including reasonable expenses for counsel, incurred by it in connection with its acceptance of this Agreement, in connection with any action or omission by it or its agents or subcontractors in the performance of its duties hereunder to the Fund, or as a result of acting upon any instruction believed by it to have been executed by a duly authorized agent of the Fund or as a result of acting upon information provided by the Fund in form and under policies agreed to by Administrator and the Fund, provided that: (i) this indemnification shall not apply to actions or omissions constituting negligence or misconduct of Administrator or its agents or subcontractors, including but not limited to willful misfeasance, bad faith, or gross negligence in the performance of their duties, or reckless disregard of their obligations and duties under this Agreement; and (ii) Administrator shall give the Fund prompt notice and reasonable opportunity to defend against any such claim or action in its own name or in the name of Administrator.

         Administrator shall indemnify and hold harmless the Fund from and against any and all claims, demands, expenses and liabilities which the Fund may sustain or incur arising out of, or incurred because of, the negligence or misconduct of Administrator or its agents or subcontractors, provided that the Fund shall give Administrator prompt notice and reasonable opportunity to defend against any such claim or action in its own name or in the name of the Fund.

12. Effective Date, Amendment, and Termination. This Agreement shall become effective as of the date hereof and, unless terminated as hereinafter provided, shall remain in effect thereafter from year to year so long as such continuance is specifically approved with respect to the Fund at least annually by a majority of the Trustees who are not interested persons of the Fund or Administrator.

         This Agreement may be modified or amended from time to time by mutual agreement between the Administrator and the Fund and may be terminated by Administrator or the Fund by at least sixty (60) days' written notice given by the terminating party to the other party. Upon termination, the Fund shall pay to Administrator such compensation as may be due under this Agreement as of the date of such termination and shall reimburse Administrator for its costs, expenses, and disbursements payable under this Agreement to such date. In the event that, in connection with a termination, a successor to any of the duties or responsibilities of Administrator hereunder is designated by the Fund by written notice to Administrator, upon such termination Administrator shall promptly, and at the expense of the Fund with respect to which this Agreement is terminated, transfer to such successor all relevant books, records, and data established or maintained by Administrator under this Agreement and shall cooperate in the transfer of such duties and responsibilities, including provision, at the expense of the Fund, for assistance from Administrator personnel in the establishment of books, records, and other data by such successor.

13. Assignment. Any interest of Administrator under this Agreement shall not be assigned either voluntarily or involuntarily, by operation of law or otherwise, without the prior written consent of the Fund.

14. Books and Records. Administrator shall maintain, or oversee the maintenance by such other persons as may from time to time be approved by the Board of Trustees to maintain, the books, documents, records, and data required to be kept by the Fund under the 1940 Act, the laws of the Commonwealth of Massachusetts or such other authorities having jurisdiction over the Fund or as may otherwise be required for the proper operation of the business and affairs of the Fund (other than those required to be maintained by any investment adviser retained by the Fund in accordance with Section 15 of the 1940 Act).

         Administrator will periodically send to the Fund all books, documents, records, and data of the Fund that are no longer needed for current purposes or required to be retained as set forth herein. Administrator shall have no liability for loss or destruction of said books, documents, records, or data after they are returned to the Fund.

         Administrator agrees that all such books, documents, records, and data which it maintains shall be maintained in accordance with Rule 31a-3 of the 1940 Act and that any such items maintained by it shall be the property of the Fund. Administrator further agrees to surrender promptly to the Fund any such items it maintains upon request, provided that the Administrator shall be permitted to retain a copy of all such items. Administrator agrees to preserve all such items maintained under Rule 31a-1 for the period prescribed under Rule 31a-2 of the 1940 Act.

         The Fund shall furnish or otherwise make available to Administrator such copies of the financial statements, proxy statements, reports, and other information relating to the business and affairs of the Fund as Administrator may, at any time or from time to time, reasonably require in order to discharge its obligations under this Agreement.

15. Non-Liability of Trustees and Shareholders. Any obligation of the Fund hereunder shall be binding only upon the assets of the Fund and shall not be binding upon any Trustee, officer, employee, agent or shareholder of the Fund. Neither the authorization of any action by the Trustees or shareholders of the Fund nor the execution of this Agreement on behalf of the Fund shall impose any liability upon any Trustee or any shareholder.

16. Use of Administrator's Name. The Fund may use its name or any other name derived from the name "Columbia Management Advisors" only for so long as this Agreement or any extension, renewal, or amendment hereof remains in effect, including any similar agreement with any organization which shall have succeeded to the business of Administrator as it relates to the services it has agreed to furnish under this Agreement. At such time as this Agreement or any extension, renewal or amendment hereof, or such other similar agreement shall no longer be in effect, the Fund will cease to use any name derived from the name "Columbia Management Advisors" or otherwise connected with Administrator, or with any organization which shall have succeeded to Administrator's business herein described.

17. References and Headings. In this Agreement and in any such amendment, references to this Agreement and all expressions such as "herein," "hereof," and "hereunder" shall be deemed to refer to this Agreement as amended or affected by any such amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

Dated:  November 1, 2003

                                                 COLUMBIA FLOATING RATE FUND


Attest:                                        By: /s/ Joseph R. Palombo
                                                   Joseph R. Palombo
                                                   President
-----------------------------
Name:
Title:

                                              COLUMBIA MANAGEMENT ADVISORS, INC.


Attest:                                        By:/s/ Joseph R. Palombo
                                                  Joseph R. Palombo
                                                  Executive Vice President and
                                                  Chief Operating Officer
-------------------------------
Name:
Title

                                AMENDMENT
                                     TO THE
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                           LIBERTY FLOATING RATE FUND


         WHEREAS, Section 1 of Article I of the Amended and Restated Agreement and Declaration of Trust (Declaration of Trust) dated May 22, 2000, of Liberty Floating Rate Fund (Trust), a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts authorizes the Trustees of the Trust to amend the Declaration of Trust to change the name of the Trust without authorization by vote of Shareholders of the Trust.

         WE, THE UNDERSIGNED, being a majority of the Trustees of Liberty Floating Rate Fund, do hereby certify that the undersigned have determined to conduct the business of the Trust under the name "Columbia Floating Rate Fund" and have authorized the following amendment to said Declaration of Trust:


         Section 1 of Article I is hereby amended to read in its entirety as follows:


                Section 1. This Trust shall be known as "Columbia Floating Rate Fund " and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

         The foregoing Amendment shall become effective as of October 13, 2003.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands in the City of Boston, Massachusetts, for themselves and their assigns, as of this September 15, 2003.




/s/ Douglas A. Hacker                                   /s/ John J. Neuhauser
    Douglas A. Hacker                                       John J. Neuhauser

/s/ Janet Langford Kelly                                /s/ Joseph R. Palombo
    Janet Langford Kelly                                    Joseph R. Palombo

/s/ Richard W. Lowry                                    /s/ Thomas E. Stitzel
    Richard W. Lowry                                        Thomas E. Stitzel

/s/ William E. Mayer                                    /s/ Thomas C. Theobald
    William E. Mayer                                        Thomas C. Theobald

/s/ Charles R. Nelson                                   /s/ Ann-Lee Verville
    Charles R. Nelson                                       Anne-Lee Verville



Commonwealth of Massachusetts               )
                                            )ss.
County of Suffolk                           )


         Then personally appeared the above-named Trustees and executed an Amendment to the Amended and Restated Agreement and Declaration of Trust of Liberty Floating Rate Fund as their free act and deed, before me, this September 15, 2003.

                                                    /s/ Erika L. Nager
                                                    Erika L. Nager
                                                    Notary Public

                                            My Commission Expires:  6/14/2007